BANKGREENVILLE FINANCIAL CORPORATION

Exhibit 32 Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of BankGreenville Financial Corporation (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2008	By: /s/ Russel T. Williams
Russel T. Williams
Chief Executive Officer

Date: November 12, 2008	By: /s/ Paula S. King
Paula S. King
Chief Financial Officer